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                                                                    Exhibit 23.1
                                                                    ------------



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 33-64662, 33-97950, 333-10235, 333-35719 and 333-27483, and Forms
S-8 No. 33-36488, 33-39972, 33-45597, 33-47202, 33-47203, 33-64698, 33-80882,
33-95152, 33-95114, 333-10651, 333-10653, 333-38811, 333-38813, and 333-38815)
of our report dated March 4, 1998, with respect to the consolidated financial statements of Gensia Sicor Inc. (formerly known as Gensia, Inc.), included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                          /S/ ERNST & YOUNG LLP


San Diego, California
March 26, 1998